                                AXSIA LIMITED, a company incorporated in England and Wales under the Companies Act of the United Kingdom, AXSIA SERCK BAKER LIMITED, a company incorporated in England and Wales under the Companies Act of the United Kingdom, AXSIA HOWMAR LIMITED, a company incorporated in England and Wales under the Companies Act of the United Kingdom, and RICHARD MOZLEY LIMITED, company incorporated in England and Wales under the Companies Act of the United Kingdom


                                By:    /s/ DANIEL R. CARTER
                                    -------------------------------------------
                                    Name:  Daniel R. Carter
                                    Title: Company Secretary


                                       15

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                                                                  EXHIBIT 10.34


                       AMENDMENT NO. 1 TO NATCO GROUP INC.
                           DIRECTORS COMPENSATION PLAN

WHEREAS, effective as of January 1, 1998, NATCO GROUP INC. (the "Company") establish the NATCO Group Inc. Directors Compensation Plan (the "Plan"), a compensation and benefits plan with respect to directors who are not employees of the Company, which included provision for cash remuneration, stock and stock-based remuneration; and

WHEREAS, the Board of Directors adopted resolutions that affected the provisions of the Plan on January 10, 2000 and February 13, 2001; and

WHEREAS, the Plan has not been amended to conform to the resolutions previously adopted by the Board; and

WHEREAS, the Board of Directors wishes to amend the Plan to conform to prior changes and to make further changes as specified below; and

WHEREAS, initially capitalized terms used but not defined in this amendment shall have the meanings ascribed thereto in the Plan.

NOW, THEREFORE, the Company hereby adopts Amendment No. 1 to the NATCO Group Inc. Directors Compensation Plan as follows:

1. The annual retainer for nonemployee directors, as determined by the Board of Directors, for the 12-month period commencing June 1, 2003 is specified in Exhibit A to this Amendment. Exhibit A shall automatically be amended whenever the Board of Directors acts to change any of its terms, and the most current version of such terms shall be attached to the Plan, as amended, whenever such action shall occur.

2. Section 2.2 of the Plan is hereby amended to read in its entirety as follows:

            2.2 MEETING FEES. Each Nonemployee Director shall be paid a cash meeting fee in an amount determined by the Directors and listed on Exhibit A, the most current version of which shall be attached hereto, for board meetings attended by such Nonemployee Director, whether in person or by telephone, so long as such Nonemployee Director is in attendance for a substantial portion of such meeting. A Nonemployee Director shall be reimbursed for the reasonable expenses incurred to attend board meetings.

3. Section 3.2 of the Plan is hereby amended to read in its entirety as follows:

            3.2 FORMULA OPTION GRANTS. As of June 3, 2003, and annually thereafter, each Nonemployee Director shall be granted an Option to purchase up to 2,500 shares of Stock (subject to adjustments in the same manner as provided in Section 6.2 hereof with respect to shares of Stock subject to Options then outstanding). If, as of any date that the Plan is in effect, there are not sufficient shares of Stock available under the Plan to allow for the grant to each Nonemployee Director of an Option for the number of shares provided herein, the Plan shall terminate as provided in Section 6.7 hereof.

4. Section 3.4 of the Plan is hereby amended to read in its entirety as follows:

         3.4    LIMITATIONS ON EXERCISE OF OPTION.

                (a) Each Option granted to a Nonemployee Director pursuant to
           Section 3.1 of the Plan shall be exercisable at the time and in the manner determined by the Board. Each Option granted to a Nonemployee Director pursuant to Section 3.2 of the Plan prior to January 1, 2003 shall vest 10% per quarter from the date of grant such that the options shall be fully vested at the end of the tenth quarter following such grant. Each Option granted to a Nonemployee Director pursuant to Section 3.2 of the Plan on or after January 1, 2003 shall be fully exercisable on the first anniversary of the date of grant thereof, provided that the Nonemployee Director has continued his Service during the one-year period ending on such date.

                (b) No Option granted under the Plan to a person subject to Rule 16b-3 shall be exercisable prior to six months after the date of grant. Except as provided under Rule 16b-3, the Board, in its sole discretion, shall have the right to accelerate the exercisability of an Option granted pursuant to Section 3.1 of the Plan; provided, however, that upon the occurrence of a Corporate Change, all outstanding Options shall automatically become fully exercisable without the necessity of any action on the part of the Board.

5. If any provision of this Amendment or the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan, as amended hereby, shall be construed and enforced as if said illegal or invalid provision had never been included herein.

6. ALL PROVISIONS OF THE PLAN AND THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF TEXAS.

7. As amended hereby, the Plan remains in full force and effect on the date hereof.

EXECUTED this 7th day of August, 2003.

NATCO GROUP INC.



By:   /s/ PATRICK M. McCARTHY
   ------------------------------------------
   Name:  Patrick M. McCarthy
        -------------------------------------
   Title: President
         ------------------------------------



                                       2

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EXHIBIT A - ANNUAL RETAINER AND MEETING FEES
AS OF JUNE 1, 2003

Non-employee Director's Retainer:

o        Cash Payments:         $33,000 per calendar year
o        Stock Payments:        2,500 options to purchase common stock per year1
                                2,500 shares of restricted stock per year2

Board Meeting Fees:               $1,000 per meeting
Committee Meeting Fees:           $1,000 per meeting

Chairperson's Retainer            $5,000 per calendar year3


No fees or retainer shall be paid for meetings of the Executive Committee.


------------
1 May be issued under the Directors Compensation Plan, the 2001 Stock Incentive
  Plan and/or any other plan of the Company as may exist from time to time.
2 To be issued under the 2001 Stock Incentive Plan.
3 This retainer is payable to the Chairperson of the Audit Committee and the Chairperson of the Governance, Nominating & Compensation Committee, and is in addition to the other retainers and fees specified.